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AGREEMENT AND PLAN OF MERGER
AMONG
PLANETCAD INC., a Delaware corporation ("Parent"),
RAVEN ACQUISITION CORPORATION, a Delaware corporation ("Sub")
AND
AVATECH SOLUTIONS, INC., a Delaware Corporation ("Company")
Dated as of May 1, 2002

i

ii

iii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of May 1, 2002 (this "Agreement"), is among PlanetCAD Inc., a Delaware corporation ("Parent"), Raven Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and Avatech Solutions, Inc., a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations"). All capitalized terms used herein shall have the definitions set forth herein.

RECITALS:

        A.    The respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub with and into the Company upon the terms and subject to the conditions of this Agreement (the "Merger");

        B.    The respective Boards of Directors of Parent and the Company have determined that the Merger is in the best interests of their respective corporations and stockholders; and

        C.    For federal income tax purposes, it is intended by the parties hereto that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that by executing this Agreement, the parties intend to adopt a plan of reorganization within the meaning of Section 368(a) of the Code and the regulations thereunder.

AGREEMENT:

        NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

ARTICLE 1

THE MERGER

        Section 1.1    The Merger.    Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.2). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the Company shall sometimes hereinafter be referred to as the "Surviving Corporation") and as a wholly-owned subsidiary of Parent.

        Section 1.2    Effective Time.    The Merger shall become effective when the Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than thirty (30) days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is accepted for filing or such later time established by the Certificate of Merger. The Certificate of Merger shall be filed on the Closing Date (as defined in Section 1.15).

        Section 1.3    Effects of the Merger.    The Merger shall have the effects set forth in Section 259 of the DGCL.

        Section 1.4    Charter and Bylaws; Directors and Officers.    The certificate of incorporation and bylaws of the Company in effect at the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law. The officers and directors of the Company at the Effective Time shall continue to be, without further action, the officers and directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        Section 1.5    Conversion of Securities.    As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

  (a)
  Stock of Sub.    Each issued and outstanding share of common stock, $0.01 par value per share, of Sub shall be converted into one (1) share of common stock, $0.01 par value per share, of the Surviving Corporation.

  (b)
  Certain Company Common Stock Cancelled.    All shares of Company Common Stock held in the treasury of the Company or owned by Parent or Sub shall automatically be canceled and retired and shall cease to exist, and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

  (c)
  Determination of Exchange Ratio.    At the Closing, each of Parent and the Company shall deliver to the other a certificate of an officer stating the number of shares of Parent Common Stock or Company Common Stock, as the case may be, that are outstanding on such date. The aggregate number of shares of Parent Common Stock to be issued in the Merger shall be the result of multiplying (i) the number of shares of Parent Common Stock outstanding on the Closing Date, by (ii) three (3) (the "Merger Shares"). The number of Merger Shares to be issued in the Merger in exchange for each share of Company Common Stock shall be the result of dividing (i) the number of Merger Shares, by (ii) the number of shares of Company Common Stock outstanding on the Closing Date (such result expressed as a ratio of the number of shares of Parent Common Stock to be issued in the Merger for each then outstanding share of Company Common Stock is hereinafter referred to as the "Exchange Ratio").

  (d)
  Conversion.    Subject to the provisions of Section 1.8 and Section 1.13, each share of common stock, $0.01 par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(b)) shall be converted into the right to receive a number of fully paid shares of Parent's common stock, $0.01 par value per share ("Parent Common Stock"), equal to the Exchange Ratio. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock pursuant to this Section, any dividends and other distributions in accordance with Section 1.7 and any cash, without interest, in lieu of fractional shares in accordance with Section 1.8 (collectively, the "Merger Consideration").

        Section 1.6    Parent to Make Certificates Available.

  (a)
  Exchange of Certificates.    Parent shall, at its sole cost and expense, authorize a bank, trust company, or such other person or persons as shall be reasonably acceptable to Parent and the Company, to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of shares of Company Common Stock converted in the Merger, (i) certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.5(d) in exchange for outstanding shares of Company Common Stock, and (ii) cash, as required to make payments in lieu of any fractional shares pursuant to Section 1.8 (such certificates representing shares of Parent Common Stock and cash, together with any dividends or distributions with respect thereto, being hereinafter collectively referred to as the "Exchange Fund"). Except as contemplated by Section 1.9, the Exchange Fund shall not be used for any other purpose.

  (b)
  Exchange Procedures.    As soon as practicable, but in no event later than ten (10) trading days after the Effective Time, the Exchange Agent shall mail to each record holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares); provided, however, that no such letter shall be delivered to any record holder that prior to Closing perfected dissenter's rights under the DGCL. Upon surrender for cancellation to the Exchange Agent of a Certificate held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Parent Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article 1, (ii) cash in lieu of any fractional share in accordance with Section 1.8, and (iii) certain dividends and other distributions in accordance with Section 1.7, and any Certificate so surrendered shall forthwith be canceled.

  (c)
  Stock Options and Warrants.    All of the Company Stock Options (as defined in Section 3.2(b)) shall terminate immediately prior to the Effective Time. Parent and the Company will make appropriate arrangements to cause each outstanding warrant to purchase Avatech Common

    Stock to be converted into a right to purchase that number of shares of PlanetCAD Common Stock determined by multiplying the number of shares of Avatech Common Stock subject thereto by the Exchange Ratio, at an exercise price equal to the exercise price thereof divided by the Exchange Ratio.

        Section 1.7    Dividends; Transfer Taxes; Withholding.    No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Parent Common Stock until such person surrenders the related Certificate or Certificates, as provided in Section 1.6, and no cash payment in lieu of fractional shares will be paid to any such person pursuant to Section 1.8 until such person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.8. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

        Section 1.8    No Fractional Securities.    No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article 1, and no Parent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Parent. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article 1 will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the closing price per share of the Parent Common Stock as quoted on the American Stock Exchange ("AMEX") on the Closing Date by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 1.6 and this Section 1.8.

        Section 1.9    Return of Exchange Fund.    Any portion of the Exchange Fund (including any interest earned thereon) which remains undistributed to the former stockholders of the Company for six (6) months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former stockholders who have not theretofore complied with this Article 1 shall thereafter look only to Parent for payment of their claim for shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock for any such shares of Parent Common Stock, cash and dividends and distributions held in the Exchange Fund which are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        Section 1.10    No Further Ownership Rights in Company Common Stock.    The Merger Consideration issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 1.6, Section 1.7 and Section 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates.

        Section 1.11    Closing of Company Transfer Books.    At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or Parent, such Certificates shall be canceled and exchanged as provided in this Article 1.

        Section 1.12    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such person of a bond, in such reasonable amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 1.8 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.6 and Section 1.7.

        Section 1.13    Dissenters' Rights.

  (a)
  No Merger Consideration.    Notwithstanding anything to the contrary contained in this Agreement, any holder of shares of capital stock of the Company with respect to which dissenters' rights, if any, are granted by reason of the Merger under the DGCL and who does not vote in favor of the Merger and who otherwise complies with the provisions of the DGCL relating to the exercise of dissenters' rights ("Company Dissenting Shares") shall not be entitled to receive any Merger Consideration pursuant to Section 1.5(d); rather, such Company Dissenting Shares shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the relevant provisions of the DGCL, unless such holder fails to perfect, effectively withdraws or loses his or her right to dissent from the Merger under the DGCL. If any such holder so fails to perfect, effectively withdraws or loses his or her dissenters' rights under the DGCL, each Company Dissenting Share of such holder shall thereupon be deemed to have been converted, as of the Effective Time, into the right to receive the Merger Consideration pursuant to Section 1.5(d).

  (b)
  Notice.    The Company shall give Parent prompt notice of any demands received by the Company for the payment of fair value for shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, such demands.

        Section 1.14    Further Assurances.    If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

        Section 1.15    Closing.    Unless earlier terminated as expressly permitted hereunder, the closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Hogan & Hartson L.L.P., 1200 Seventeenth Street, Suite 1500, Denver, Colorado, at 10:00 a.m., local time, no later than the second business day following the day on which the last of the conditions set forth in Article 6 shall have been fulfilled or waived (if permissible) (the "Closing Date"), or at such other time and place as Parent and the Company shall agree.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

        Parent and Sub represent and warrant to the Company as follows:

        Section 2.1    Organization, Standing and Power.    Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each other Subsidiary of Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its respective properties owned or held under lease or the nature of its respective activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement, "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to either party, any change or effect that is or could reasonably be expected (as far as can be reasonably foreseen at the time) to be materially adverse to the business, assets, liabilities, results of operations, or the financial condition of such party and its Subsidiaries, taken as a whole.

        Section 2.2    Capital Structure.

  (a)
  Stock.    As of the date hereof, the authorized capital stock of Parent consists of: (i) 22,500,000 shares of Parent Common Stock, and (ii) 2,500,000 shares of preferred stock, $0.01 par value per share ("Parent Preferred Stock"), of which 100,000 shares have been designated as Series A Junior Participating Preferred Stock all of which are reserved for issuance upon exercise of preferred stock purchase rights (the "Rights") issued pursuant to Parent's Stockholder Rights Agreement dated March 11, 2002 (the "Rights Agreement"). At the close of business on the date of execution hereof, (i) 12,493,545 shares (including 50,000 shares held in escrow and to be retired prior to the Closing Date) of Parent Common Stock (and attached Rights) were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Parent Common Stock were held in the treasury; (iii) 4,121,601 shares of Parent Common Stock were reserved for future issuance pursuant to the stock option plans of Parent (collectively, the "Parent Stock Option Plans"), and (iv) 1,807,500 shares of Parent Common Stock were reserved for future issuance pursuant to outstanding warrant rights, prior acquisitions and other matters. No shares of Parent Preferred Stock are outstanding. No shares of Parent Common Stock are held by any Subsidiary of Parent.

  (b)
  Options, Etc.    The Parent SEC Documents (as defined in Section 2.6(a)), together with Section 2.2(b) of the letter dated the date hereof and delivered on the date hereof by Parent to the Company, which relates to this Agreement and is designated therein as the Parent Letter, as such letter may be updated from time to time between the date hereof and May 14, 2002 (the "Parent Letter"), contain a materially correct description of the outstanding options, warrants or other rights to purchase shares of Parent Common Stock, whether issued under the Parent Stock Option Plans (collectively, the "Parent Stock Options") or otherwise. Except (i) as disclosed in the Parent SEC Documents, and (ii) as set forth on Section 2.2(b) of the Parent Letter, there are no options, warrants, calls, rights or agreements to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement.

  (c)
  Contractual Obligations.    Except as set forth in Section 2.2(c) of the Parent Letter, there are no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of or any equity interests in Parent or any Subsidiary. Each outstanding share of capital stock of each Subsidiary of Parent is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Parent SEC Documents, each such share is owned by Parent or another Subsidiary of Parent, free and clear of all Liens. Parent does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. Section 2.2(c) of the Parent Letter contains a correct and complete list as of the date of this Agreement of each of Parent's Subsidiaries. Except as set forth on Section 2.2(c) of the Parent Letter, as of the date hereof, neither Parent nor any of its Subsidiaries is party to or bound by (x) any agreement or commitment pursuant to which Parent or any Subsidiary of Parent is or could be required to register any securities under the Securities Act or (y) any debt agreements or instruments which grant any rights to vote (contingent or otherwise) on matters on which stockholders of Parent may vote.

  (d)
  Entities.    Section 2.2(d) of the Parent Letter contains a correct and complete list as of the date of this Agreement of each entity in which Parent owns an equity interest (other than a Subsidiary), including the number of outstanding shares of the stock of each such entity and the percentage interest represented by Parent's ownership in the entity.

        Section 2.3    Authority.    On or prior to the date of this Agreement, the respective Boards of Directors of Parent and Sub have declared the Merger advisable and in the best interest of Parent and its stockholders, approved and adopted this Agreement in accordance with the DGCL, resolved to recommend the adoption of this Agreement by Parent's stockholders and directed that this Agreement be submitted to Parent's stockholders for adoption. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement, and, subject to approval and adoption by the stockholders of Parent of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject in the case of this Agreement, to (x) approval and adoption of this Agreement and the related amendments of the certificate of incorporation of Parent by the stockholders of Parent and (y) the filing the Certificate of Merger as required by the DGCL. This Agreement has been duly executed and delivered by Parent and Sub, and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect of this Agreement on the Company) this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The filing of a registration statement on Form S-4 with the Securities and Exchange Commission (the "SEC") by Parent under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), for the purpose of registering the shares of Parent Common Stock to be issued in connection with the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") has been duly authorized by Parent's Board of Directors.

        Section 2.4    Consents and Approvals; No Violation.    Assuming that all consents, approvals, authorizations and other actions described in this Section 2.4 have been obtained and all filings and obligations described in this Section 2.4 have been made, except as set forth in Section 2.4 of the Parent Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or material default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a material benefit under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the certificate of incorporation or bylaws of Parent, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than any such violations, defaults, rights, losses, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and AMEX, (iv) as may be required under foreign laws and (v) such other consents, orders, authorizations, registrations, declarations, approvals and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

        Section 2.5    Parent Common Stock to be Issued in the Merger.    Subject to the approval by the stockholders of Parent of an increase in the authorized Parent Common Stock, all of the shares of Parent Common Stock issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement, when so issued, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens.

        Section 2.6    SEC Documents and Financial Statements.

  (a)
  Parent has filed as of the date hereof all documents required to be filed with the SEC since January 1, 2001 (the "Parent SEC Documents"). Except as otherwise described in Section 2.6(a) of the Parent Letter, as of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

  (b)
  The consolidated financial statements (including, in each case, any related notes) of Parent included in the Parent SEC Documents complied as of their respective dates in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Parent SEC Documents or as required by GAAP, Parent has not, since December 31, 2001, made any material change in the accounting practices or policies applied in the preparation of financial statements.

  (c)
  Parent and its Subsidiaries do not have any liabilities or obligations (whether accrued, contingent, due or to become due or whether or not required to be reflected in financial statements in accordance with GAAP) other than (i) liabilities reflected in the December 31, 2001 balance sheet included in the Parent SEC Documents (the "Parent Balance Sheet"), (ii) normal or recurring liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices, and (iii) liabilities incurred in the performance of or as contemplated by this Agreement.

  (d)
  All accounts receivable of Parent whether reflected in the Parent Balance Sheet or otherwise, represent sales actually made in the ordinary course of business, and are current and collectible net of any reserves shown on the Parent Balance Sheet (which reserves were calculated consistent with past practices).

  (e)
  Parent does not maintain any inventory.

        Section 2.7    Absence of Certain Changes or Events.    Except as disclosed in the Parent SEC Documents, prior to the date hereof there has been no event causing a Material Adverse Effect on Parent, nor any development that would, individually or in the aggregate, result in a Material Adverse Effect on Parent.

        Section 2.8    Reorganization.    To the Knowledge of Parent, (i) neither Parent nor any of its Subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code, and (ii) there are no facts that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        Section 2.9    Permits and Compliance.    Each of Parent and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, tariffs, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and no suspension or cancellation of any of the Parent Permits is pending or, to the Knowledge of Parent, threatened, except where the suspension or cancellation of any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as set forth in Section 2.9 of the Parent Letter, neither Parent nor any of its Subsidiaries is in violation of, or has taken any action or omitted to take any action which, with the passage of time, would result in a violation of (A) its charter, bylaws or other organizational documents, (B) any applicable law, ordinance, administrative, or governmental rule or regulation, (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries or (D) any Parent Permits. There are no contracts or agreements of Parent or its Subsidiaries having covenants not to compete that materially impair the ability of Parent to conduct its business as currently conducted or would reasonably be expected to materially impair Parent's ability to conduct its businesses. "Knowledge" means, with respect to either party, the actual knowledge of the directors and officers of such party.

        Section 2.10    Tax Matters.    Except as set forth in Section 2.10 of the Parent Letter, (i) the Parent and each of its Subsidiaries have timely filed (taking account of extensions to file that have been properly obtained) all Tax Returns required to have been filed by it, and such Tax Returns are correct and complete in all material respects and do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign laws); (ii) the Parent and each of its Subsidiaries have timely paid (taking account of extensions to pay that have been properly obtained) all Taxes required to be paid by it and that have been due and will timely pay (taking account of such extensions) all Taxes required to be paid by it and that will be due on or prior to the Effective Time (other than Taxes that are being timely and properly contested in good faith), or where payment is not yet due or is being contested in good faith, has established in accordance with GAAP an adequate reserve for the payment of such Taxes; (iii) the Parent and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes and the remittance of withheld Taxes; (iv) neither the Parent nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes, which remains open; (v) no federal, state, local, or foreign audits or administrative proceedings, of which the Parent or its Subsidiaries has written notice, are pending with regard to any Taxes or Tax Returns of the Parent or its Subsidiaries and none of them has received a written notice of any proposed audit or proceeding from the Internal Revenue Service (the "IRS") or any other taxing authority; (vi) no issues that have been raised by the relevant taxing authority in connection with the examination of Tax Returns required to have been filed by or with respect to the Parent and each of its Subsidiaries are currently pending; (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full; (viii) neither the Parent nor any of its Subsidiaries has been a member of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined, or unitary income tax return under comparable provisions of state, local, or foreign tax law) for any taxable period, other than a group the common parent of which is the Parent; (ix) neither the Parent nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to Taxes of such other person (including pursuant to Treasury Regulations Section 1.1502-6 or comparable provision of state, local or foreign tax law) including any liability for Taxes of any predecessor entity; (x) neither the Parent nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Parent; (xi) neither the Parent nor any of its Subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement; (xii) except as may be required as a result of the Merger, the Parent and its Subsidiaries have not been and will not be required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign tax laws as a result of transactions, events or accounting methods employed prior to the Closing; (xiii) none of the Parent's or its Subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code; (xiv) the Parent is not subject to (A) any foreign tax holidays, (B) any intercompany transfer pricing agreements, or other arrangements that have been established by the Parent or any of its Subsidiaries with any tax authority and (C) any expatriate programs or policies affecting the Parent or any of its Subsidiaries; (xv) the Parent is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code; (xvi) neither the Parent nor any of its Subsidiaries has ever made, or been required to make, an election under Section 338 of the Code. For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, franchise, employment, payroll, withholding, recapture, alternative or added minimum, ad valorem, value-added, transfer, excise, capital, or net worth tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any statutory additions including interest thereon or penalty imposed with respect thereto by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined, or any other basis, and shall include any transferee or secondary liability in respect of any tax (whether imposed by law, contractual agreement, or otherwise), and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules)

required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

        Section 2.11    Actions and Proceedings.    Except as set forth in the Parent SEC Documents, there are no outstanding material orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees, consultants or agents of Parent or any of its Subsidiaries, as such, any of its or their properties, assets or business or any Parent Plan. Except as set forth in Section 2.11 of the Parent Letter, there are no material actions, suits or claims or legal, administrative or arbitrative proceedings or investigations (including claims for workers' compensation) pending or, to the Knowledge of Parent, threatened against or involving Parent or any of its Subsidiaries or any of its or their present or former directors, officers, employees, consultants or agents, as such, or any properties, assets or business of Parent or its Subsidiaries or any Parent Plan.

        Section 2.12    Intellectual Property.    "Intellectual Property," with respect to either party, means all United States and foreign trademarks, trademark registrations, trademark rights and renewals thereof, trade names, trade name rights, trade dress, patents, patent rights, patent applications, industrial models, inventions, invention disclosures, author's rights, designs, utility models, inventor rights, software, copyrights, copyright registrations and renewals thereof, servicemarks, servicemark registrations and renewals thereof, servicemark rights, trade secrets, applications for trademark and servicemark registrations, know-how, data, market information, confidential information and other proprietary rights, and any data and information of any nature or form used or held for use in connection with the businesses of such party and/or its Subsidiaries as currently conducted or as currently contemplated by such party, together with all applications currently pending or in process for any of the foregoing. Except as disclosed in the Parent SEC Documents, Parent and its Subsidiaries own, or possess adequate licenses or other valid rights to use (including the right to sublicense to customers, suppliers or others as needed), all of the material Intellectual Property that is necessary for the conduct or contemplated conduct of Parent's or Subsidiaries' businesses (the "Parent Licenses"). There are no pending, or to the Knowledge of Parent, threatened interferences, re-examinations, oppositions or cancellation proceedings involving any patents or patent rights, trademarks or trademark rights, or applications therefor, of Parent or any Subsidiary. There is no breach or violation by Parent or any of its Subsidiaries under, and, to the Knowledge of Parent, there is no breach or violation by any other party to, any Parent License that is reasonably likely to give rise to any termination or any loss of rights thereunder. To the Knowledge of Parent, there has been no unauthorized disclosure or use of confidential information, trade secret rights, processes and formulas, research and development results and other know-how of Parent or any Subsidiary, the value of which to Parent and its Subsidiaries is dependent upon the maintenance of the confidentiality thereof.

        Section 2.13    Environmental Matters.

  (a)
  Defined Terms.    For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (B) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law; (ii) "Environmental Law" means any law, past, present or future (up until the Effective Time) and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, or common law, relating to pollution or protection of the environment, health or safety or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances; and (iii) "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

  (b)
  In Compliance.    To the Knowledge of Parent, Parent and its Subsidiaries are and have been in compliance with all applicable Environmental Laws, have obtained all Environmental Permits and are in compliance with their requirements, and have resolved all past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability, except in each case for the notices set forth in Section 2.13 of the Parent Letter.

  (c)
  No Release.    To the Knowledge of Parent, neither Parent nor any of its Subsidiaries has (i) placed, held, located, released, transported or disposed of any Hazardous Substances on, under, from or at any of Parent's or any of its Subsidiaries' properties or any other properties, (ii) any Knowledge or reason to know of the presence of any Hazardous Substances on, under, emanating from, or at any of Parent's or any of its Subsidiaries' properties or any other property but arising from Parent's or any of its Subsidiaries' current or former properties or operations, or (iii) any Knowledge or reason to know, nor has it received any written notice (A) of any violation of or liability under any Environmental Laws, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation or liability, (C) requiring the investigation of, response to or remediation of Hazardous Substances at or arising from any of Parent's or any of its Subsidiaries' current or former properties or operations or any other properties, (D) alleging noncompliance by Parent or any of its Subsidiaries with the terms of any Environmental Permit in any manner reasonably likely to require material expenditures or to result in material liability or (E) demanding payment for response to or remediation of Hazardous Substances at or arising from any of Parent's or any of its Subsidiaries' current or former properties or operations or any other properties, except in each case for the notices set forth in Section 2.13 of the Parent Letter.

  (d)
  No Obligation.    To the Knowledge of Parent, no Environmental Law imposes any obligation upon Parent or any of its Subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

  (e)
  No Assessments.    There are no environmental assessments or audit reports or other similar studies or analyses in the possession or control of Parent or any of its Subsidiaries relating to any real property currently or formerly owned, leased or occupied by Parent or any of its Subsidiaries.

        Section 2.14    Suppliers and Distributors.

  (a)
  No Notice—Suppliers.    Neither Parent nor any of its Subsidiaries has received any notice, oral or written, or has any reason to believe that any significant supplier (including suppliers of data or information, which may include customers), including without limitation any sole source supplier, will not supply to Parent or any Subsidiary at any time after the Effective Time on terms and conditions substantially similar to those currently in place, subject only to general and customary price increases, unless comparable supplies, data, information or other items are readily available from other sources on comparable terms and conditions.

  (b)
  No Notice—Distributors.    Neither Parent nor any of its Subsidiaries has received, since January 1, 2001, any notice, oral or written, or has any reason to believe that any distributors, sales representatives, sales agents, or other third party sellers, will not sell or market the products or services of Parent or any of its Subsidiaries at any time after the Effective Time on terms and conditions substantially similar to those used in the current sales and distribution contracts of Parent and its Subsidiaries.

        Section 2.15    Insurance.    All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Parent or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Parent and its Subsidiaries and their respective properties and assets, and are in character and amount similar to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards. All such policies are listed in Section 2.15 of the Parent Letter. Parent and each of its Subsidiaries have made any and all payments required to maintain such policies in full force and effect. Neither Parent nor any of its Subsidiaries has received notice of default under any such policy, and has not received written notice or, to the Knowledge of Parent, oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or material premium increase with respect to such policy.

        Section 2.16    Transactions with Affiliates.    Except as set forth in the Parent SEC Documents, Section 2.16 of the Parent Letter or as otherwise contemplated by this Agreement, (a) no beneficial owner of 5% or more of Parent's outstanding capital stock, (b) no officer or director of Parent and (c) no Person (other than Parent) in which any such beneficial owner, officer or director owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such Persons) has any interest in: (i) any contract, arrangement or understanding with, or relating to, the business or operations of, Parent or any of its Subsidiaries; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of Parent or any of its Subsidiaries; or (iii) any property (real, personal or mixed), tangible or intangible, used in the business or operations of Parent or any of its Subsidiaries, excluding any such contract, arrangement, understanding or agreement constituting a Parent Plan or relating to terms of employment.

        Section 2.17    Brokers.    No broker, investment banker or other person (other than Alliant Partners, whose fees will be paid by Parent) is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

        Section 2.18    Required Vote of Parent Stockholders.    The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock is required to adopt this Agreement. Except as may be provided in the certificate of designation for any Parent Preferred Stock to be issued pursuant to Section 6.1(d), no other vote of the security holders of Parent is or will be required by law, the certificate of incorporation or bylaws of Parent or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

        Section 2.19    Labor Matters.    Neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither Parent nor any of its Subsidiaries has engaged in any unfair labor practice with respect to its respective employees, and, to the Knowledge of Parent, there is no unfair labor practice complaint or grievance against Parent or any of its Subsidiaries by any person pursuant to the National Labor Relations Act or any comparable state agency or foreign law pending or threatened in writing. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries which may interfere with the respective business activities of Parent or any of its Subsidiaries.

        Section 2.20    Title to and Sufficiency of Assets.

  (a)
  Good and Marketable Title.    As of the date hereof, Parent and its Subsidiaries own, and as of the Effective Time Parent and its Subsidiaries will own, good and marketable title to all of their assets constituting personal property which is material to their business (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all Liens, except as set forth in Section 2.20 of the Parent Letter. Such assets, together with all assets held by Parent and its Subsidiaries under leases, include all tangible and intangible personal property, contracts and rights necessary or required for the operation of the businesses of Parent and its Subsidiaries as presently conducted.

  (b)
  No Real Estate.    As of the date hereof, Parent and its Subsidiaries do not own, and as of the Effective Time Parent and its Subsidiaries will not own any real estate (excluding, for purposes of this sentence, real estate leases). All real estate leases held by Parent and its Subsidiaries, are adequate for the operation of the businesses of Parent and its Subsidiaries as presently conducted.

        Section 2.21    Litigation.    Except as disclosed in the Parent SEC Documents or in Section 2.21 of the Parent Letter, there are no actions, suits, investigations or proceedings pending or, to the Knowledge of Parent, threatened against Parent or any Subsidiary before any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality, and neither the Company nor any Subsidiary has received any written notice of, or any written threats concerning the possible commencement of, any such actions, suits or proceedings with respect to the business of Parent or any Subsidiary, as the case may be, any of which actions, suits, investigations or proceedings, if decided adversely to Parent, would be reasonably likely to have a Material Adverse Effect on the Parent or any of its Subsidiaries.

        Section 2.22    Certain Agreements.

  (a)
  Compensation Agreements.    Except as set forth in the Parent SEC Documents or Section 2.22(a) of the Parent Letter, neither Parent nor any of its Subsidiaries is a party to any oral or written agreement or plan relating to the compensation of employees of Parent or its Subsidiaries, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, pension plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or welfare plan (as defined in Section 3(1) of ERISA) (collectively, with respect to either Parent or the Company, the "Compensation Agreements"). No holder of any option to purchase shares of Parent Common Stock, or shares of Parent Common Stock granted in connection with the performance of services for Parent or its Subsidiaries, is or will be entitled to receive cash from Parent or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement. There is no indebtedness owed to Parent or its Subsidiaries by any officer, director or employee of Parent and its Subsidiaries.

  (b)
  Contracts.    All material contracts (as defined in Item 601(b)(10) of Regulation S-K of the SEC) of Parent ("Parent Significant Contracts") are set forth in the Parent SEC Documents.

  (c)
  Binding Contract.    Except as set forth in Section 2.22(c) of the Parent Letter, each Parent Significant Contract is a legal, valid and binding agreement of Parent or its Subsidiaries, neither Parent nor any of its Subsidiaries (or to the Knowledge of Parent, any other party thereto) is in default under any Parent Significant Contract, and none of such Parent Significant Contracts has been canceled by the other party thereto; each Parent Significant Contract is in full force and effect and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default, event of default or other breach by Parent or any Subsidiary party thereto which would entitle the other party to such Parent Significant Contract to terminate the same or declare a default or event of default thereunder; Parent and its Subsidiaries are not in receipt of any claim of default under any such agreement; in each instance.

        Section 2.23    ERISA.

  (a)
  Parent Plan.    Each Parent Plan is described in the Parent SEC Documents. With respect to each Parent Plan, Parent has made available to the Company a true and correct copy of (i) the three (3) most recent annual reports (Form 5500) filed with the IRS, (ii) each such Parent Plan that has been reduced to writing and all amendments thereto, (iii) each trust agreement, insurance contract, administration agreement or funding arrangement relating to each such Parent Plan, (iv) a written summary of each unwritten Parent Plan, (v) the most recent summary plan description or other written explanation of each Parent Plan provided to participants, (vi) the most recent determination letter issued by the IRS with respect to any Parent Plan intended to be qualified under section 401(a) of the Code, (vii) any request for a determination currently pending before the IRS, and (viii) all correspondence with the IRS, the Department of Labor, the SEC or Pension Benefit Guaranty Corporation relating to any outstanding controversy. Each Parent Plan complies in all material respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations. No Company Plan is subject to Title IV of ERISA. Neither Parent nor any of its Subsidiaries or ERISA Affiliates is a party to, has made any contribution to or otherwise incurred any obligation under any "multiemployer plan" as defined in Sections (37) and 4001(a)(3) of ERISA.

  (b)
  Qualification. All Parent Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending, or the remedial amendment period under applicable Treasury Regulations or IRS pronouncements has not expired, and to the Knowledge of Parent, nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Parent Plan subject to Section 401(a) of the Code. With respect to any Group Health Plan (as defined in Section 5000(b)(1) of the Code) maintained by Parent, any of its Subsidiaries, or ERISA Affiliates, each such plan has been operated in material compliance with the provisions of Part 6 of Title I of ERISA and Sections 4980B, 9801 and 9802 of the Code. Except as disclosed in Section 2.23(b) of the Parent Letter, neither Parent nor any of its Subsidiaries or ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

  (c)
  Defined Terms. As used herein, "Parent Plan" or "Company Plan," as the case may be, means a "pension plan" (as defined in Section 3(2) of ERISA, a "welfare plan" (as defined in Section 3(1) of ERISA), or any other written or oral bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, restricted stock, stock appreciation right, holiday pay, vacation, severance, medical, dental, vision, disability, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, arrangement or understanding, in each case established or maintained by such party or any of its Subsidiaries or ERISA Affiliates or as to which it or any of its Subsidiaries or ERISA Affiliates has contributed or otherwise may have any liability.

  (d)
  Severance and Employment Agreements. Except as set forth in Section 2.23(d) of the Parent Letter, the Parent SEC Documents contain a list or description of all (i) severance and employment agreements with employees of Parent and each Subsidiary and ERISA Affiliate, (ii) severance programs and policies of Parent and each Subsidiary and ERISA Affiliate with or relating to its employees and (iii) plans, programs, agreements and other arrangements of Parent and each Subsidiary and ERISA Affiliate with or relating to its employees containing change of control or similar provisions.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Sub as follows:

        Section 3.1    Organization, Standing and Power.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

        Section 3.2    Capital Structure.

  (a)
  Stock.    As of the date hereof, the authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock. At the close of business on the date of execution hereof, (i) 5,990,158 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock were held in the treasury; (iii) 750,000 shares of Company Common Stock were reserved for future issuance pursuant to the stock option plans of the Company (collectively, the "Company Stock Option Plans"), (iv) 80,213 shares of Company Common Stock were reserved for future issuance pursuant to outstanding warrant rights, prior acquisitions and other matters. No shares of Company Common Stock are held by any Subsidiary of the Company.

  (b)
  Options, Etc.    Section 3.2(b) of the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which relates to this Agreement and is designated therein as the Company Letter, as such letter may be updated from time to time between the date hereof and May 14, 2002 (the "Company Letter"), contains a materially correct and complete list as of the date of this Agreement of each outstanding option, warrant or other right to purchase shares of Company Common Stock, whether issued under the Company Stock Option Plans (collectively, the "Company Stock Options") or otherwise, including the holder, date of grant, term, acceleration of vesting or exercisability, if any, exercise price and number of shares of Company Common Stock subject thereto. Except as set forth in Section 3.2(b) of the Company Letter, there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement.

  (c)
  Contractual Obligations.    Except as set forth in Section 3.2(c) of the Company Letter, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of or any equity interests in the Company or any Subsidiary. Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable and each such share is owned by the Company or another Subsidiary of the Company, free and clear of all Liens. Except as set forth in Section 3.2 of the Company Letter, the Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Section 3.2(c) of the Company Letter contains a correct and complete list as of the date of this Agreement of each of the Company's Subsidiaries. Except as set forth on Section 3.2(c) of the Company Letter, as of the date hereof, neither the Company nor any of its Subsidiaries is party to or bound by (x) any agreement or commitment pursuant to which the Company or any Subsidiary of the Company is or could be required to register any securities under the Securities Act or (y) any debt agreements or instruments which grant any rights to vote (contingent or otherwise) on matters on which stockholders of the Company may vote.

  (d)
  Entities.    Section 3.2(d) of the Company Letter contains a correct and complete list as of the date of this Agreement of each entity in which the Company owns an equity interest (other than a Subsidiary), including the number of outstanding shares of the stock of each such entity and the percentage interest represented by the Company's ownership in the entity.

        Section 3.3    Authority.    On or prior to the date of this Agreement, the Board of Directors of the Company has declared the Merger advisable and in the best interest of the Company and its stockholders, approved and adopted this Agreement in accordance with the DGCL, resolved to recommend the adoption of this Agreement by the Company's stockholders and directed that this Agreement be submitted to the Company's stockholders for adoption. The Company has all requisite corporate power and authority to enter into this Agreement, subject to approval and adoption by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to (x) approval and adoption of this Agreement by the stockholders of the Company and (y) the filing of the Certificate of Merger as required by the DGCL. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect of this Agreement on Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The providing of information about the Company for inclusion in the Proxy Statement has been duly authorized by the Company's Board of Directors.

        Section 3.4    Consents and Approvals; No Violation.    Assuming that all consents, approvals, authorizations and other actions described in this Section 3.4 have been obtained and all filings and obligations described in this Section 3.4 have been made, except as set forth in Section 3.4 of the Company Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or material default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a material benefit under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the certificate of incorporation or bylaws of the Company, (ii) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than any such violations, defaults, rights, losses, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) applicable requirements, if any, of Blue Sky Laws or AMEX, (iv) as may be required under foreign laws and (v) such other consents, orders, authorizations, registrations, declarations, approvals and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

        Section 3.5    Financial Statements

  (a)
  The Company has heretofore delivered to Parent (i) consolidated balance sheets of the Company as at June 30, 1999, June 30, 2000 and June 30, 2001 and consolidated statements of operations, cash flows and changes in common stock and other stockholders' equity for each of the years then ended, audited by American Express, independent certified public accountants, whose audit reports thereon are included therein; and (ii) an unaudited consolidated balance sheet as at March 31, 2002 (the "Company Balance Sheet") and an unaudited statement of operations for the nine month period then ended (collectively, the "Company Financial Statements").

  (b)
  Each of the Company Financial Statements (including, in each case, any related notes), complied, as of their respective dates, in all material respects with all applicable accounting requirements with respect thereto, was prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of its operations and its consolidated cash flows for the periods then ended, (subject, in the case of the Company Balance Sheet and interim financial statements, to normal and recurring year-end audit adjustments which were not or are not expected to be material in amount. Except as required by GAAP, the Company has not, since June 30, 2001, made any material change in the accounting practices or policies applied in the preparation of financial statements.

  (c)
  The Company and its Subsidiaries do not have any liabilities or obligations (whether accrued, contingent, due or to become due or whether or not required to be reflected in financial statements in accordance with GAAP) other than (i) liabilities reflected in the Company Balance Sheet, (ii) normal or recurring liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices, and (iii) liabilities incurred in the performance of or as contemplated by this Agreement.

  (d)
  All accounts receivable of the Company whether reflected in the Company Balance Sheet or otherwise, represent sales actually made in the ordinary course of business, and are current and collectible net of any reserves shown on the Company Balance Sheet (which reserves were calculated consistent with past practices).

  (e)
  All of the inventories of the Company are of a quality usable and salable in the ordinary course of business and have been valued in accordance with GAAP consistent with past practice, except for items of obsolete materials and materials of below-standard quality, all of which have been written off or written down to fair market value consistent with past practices. All inventories not written off have been priced at the lower of cost or market using average cost and the specific identification method determined in the ordinary course of business consistent with past practices. All work in process and finished goods inventory is free of any material defect or other deficiency.

        Section 3.6    Absence of Certain Changes or Events.    Except as set forth in Section 3.6 of the Company Letter or as disclosed in the Company Financial Statements, prior to the date hereof there has been no event causing a Material Adverse Effect on the Company, nor any development that would, individually or in the aggregate, result in a Material Adverse Effect on the Company.

        Section 3.7    Permits and Compliance.    Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, tariffs, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company. Except as set forth in Section 3.7 of the Company Letter, neither the Company nor any of its Subsidiaries is in violation of, or has taken any action or omitted to take any action which, with the passage of time, would result in a violation of (A) its charter, bylaws or other organizational documents, (B) any applicable law, ordinance, administrative, or governmental rule or regulation, (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries or (D) any Company Permits. There are no contracts or agreements of the Company or its Subsidiaries containing covenants not to compete that materially impair the ability of the Company to conduct its business as currently conducted or would reasonably be expected to materially impair the Company's ability to conduct its businesses.

        Section 3.8    Tax Matters.    Except as set forth in Section 3.8 of the Company Letter, (i) the Company and each of its Subsidiaries have timely filed (taking account of extensions to file that have been properly obtained) all Tax Returns required to have been filed by it, and such Tax Returns are correct and complete in all material respects and do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign laws); (ii) the Company and each of its Subsidiaries have timely paid (taking account of extensions to pay that have been properly obtained) all Taxes required to be paid by it and that have been due and will timely pay (taking account of such extensions) all Taxes required to be paid by it and that will be due on or prior to the Effective Time (other than Taxes that are being timely and properly contested in good faith), or where payment is not yet due or is being contested in good faith, has established in accordance with GAAP an adequate reserve for the payment of such Taxes; (iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes and the remittance of withheld Taxes; (iv) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes, which remains open; (v) no federal, state, local, or foreign audits or administrative proceedings, of which the Company or its Subsidiaries has written notice, are pending with regard to any Taxes or Tax Returns of the Company or its Subsidiaries and none of them has received a written notice of any proposed audit or proceeding from the IRS or any other taxing authority; (vi) no issues that have been raised by the relevant taxing authority in connection with the examination of Tax Returns required to have been filed by or with respect to the Company and each of its Subsidiaries are currently pending; (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full; (viii) neither the Company nor any of its Subsidiaries has been a member of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined, or unitary income tax return under comparable provisions of state, local, or foreign tax law) for any taxable period, other than a group the common parent of which is the Company; (ix) neither the Company nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to Taxes of such other person (including pursuant to Treasury Regulations Section 1.1502-6 or comparable provision of state, local or foreign tax law) including any liability for Taxes of any predecessor entity; (x) neither the Company nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company; (xi) neither the Company nor any of its Subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement; (xii) except as may be required as a result of the Merger, the Company and its Subsidiaries have not been and will not be required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign tax laws as a result of transactions, events or accounting methods employed prior to the Closing; (xiii) none of the Company's or its Subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code; (xiv) the Company is not subject to (A) any foreign tax holidays, (B) any intercompany transfer pricing agreements, or other arrangements that have been established by the Company or any of its Subsidiaries with any tax authority and (C) any expatriate programs or policies affecting the Company or any of its Subsidiaries; (xv) the Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code; (xvi) neither the Company nor any of its Subsidiaries has ever made, or been required to make, an election under Section 338 of the Code.

        Section 3.9    Actions and Proceedings.    Except as set forth in Section 3.9 of the Company Letter, there are no outstanding material orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees, consultants or agents of the Company or any of its Subsidiaries, as such, any of its or their properties, assets or business or any Company Plan. Except as set forth in Section 3.9 of the Company Letter, there are no material actions, suits or claims or legal, administrative or arbitrative proceedings or investigations (including claims for workers' compensation) pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their present or former directors, officers, employees, consultants or agents, as such, or any of the Company or its Subsidiaries properties, assets or business or any Company Plan.

        Section 3.10    Certain Agreements.

  (a)
  Compensation Agreements.    Except as set forth in Section 3.10(a) of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any Compensation Agreement. No holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement. Section 3.10(a) of the Company Letter sets forth the total amount of indebtedness owed to the Company or its Subsidiaries from each officer, director or employee of the Company and its Subsidiaries.

  (b)
  Contracts.    Set forth in Section 3.10(b) of the Company Letter is a list of all contracts (whether oral or written) of the following categories to which the Company or any of its Subsidiaries is a party or by which any of them is bound: (i) contracts requiring annual expenditures by or liabilities of the Company and its Subsidiaries in excess of Seventy-Five

    Thousand Dollars ($75,000) which have a remaining term in excess of one hundred eighty (180) days or are not cancelable (without material penalty, cost or other liability) within one hundred eighty (180) days; (ii) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor, in excess of Seventy-Five Thousand Dollars ($75,000); (iii) contracts containing covenants limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business (other than prohibitions against engaging in business relating to specific product lines) or compete with any person, in any product line or line of business, or operate at any location; (iv) other contracts in which the Company or any of its Subsidiaries has granted exclusive marketing rights relating to any product or service, any group of products or services or any territory; and (v) to the Knowledge of the Company, as of the date hereof any other contract the performance of which could be reasonably expected to require expenditures by the Company or any of its Subsidiaries in excess of Seventy-Five Thousand Dollars ($75,000) (collectively, "Company Significant Contracts").

  (c)
  Binding Contract.    Except as set forth on Section 3.10(c) of the Company Letter, each Company Significant Contract is a legal, valid and binding agreement of the Company or its Subsidiaries, neither the Company nor any of its Subsidiaries (or to the Knowledge of the Company, any other party thereto) is in default under any Company Significant Contract, and none of such Company Significant Contracts has been canceled by the other party thereto; each Company Significant Contract is in full force and effect and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default, event of default or other breach by the Company or any Subsidiary party thereto which would entitle the other party to such Company Significant Contract to terminate the same or declare a default or event of default thereunder; the Company and its Subsidiaries are not in receipt of any claim of default under any such agreement; in each instance.

        Section 3.11    ERISA.

  (a)
  Company Plan.    Each Company Plan is listed in Section 3.11(a) of the Company Letter. With respect to each Company Plan, the Company has made available to Parent a true and correct copy of (i) the three (3) most recent annual reports (Form 5500) filed with the IRS, (ii) each such Company Plan that has been reduced to writing and all amendments thereto, (iii) each trust agreement, insurance contract, administration agreement or funding arrangement relating to each such Company Plan, (iv) a written summary of each unwritten Company Plan, (v) the most recent summary plan description or other written explanation of each Company Plan provided to participants, (vi) the most recent determination letter issued by the IRS with respect to any Company Plan intended to be qualified under section 401(a) of the Code, (vii) any request for a determination currently pending before the IRS, and (viii) all correspondence with the IRS, the Department of Labor, the SEC or Pension Benefit Guaranty Corporation relating to any outstanding controversy. Each Company Plan complies in all material respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations. No Company Plan is subject to Title IV of ERISA. Neither the Company nor any of its Subsidiaries or ERISA Affiliates is a party to, has made any contribution to or otherwise incurred any obligation under any "multiemployer plan" as defined in Sections (37) and 4001(a)(3) of ERISA.

  (b)
  Qualification.    All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending, or the remedial amendment period under applicable Treasury Regulations or IRS pronouncements has not expired, and to the Knowledge of the Company, nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Company Plan subject to

    Section 401(a) of the Code. With respect to any Group Health Plan (as defined in Section 5000(b)(1) of the Code) maintained by the Company, any of its Subsidiaries, or ERISA Affiliates, each such plan has been operated in material compliance with the provisions of Part 6 of Title I of ERISA and Sections 4980B, 9801 and 9802 of the Code. Except as disclosed in Section 3.11(b) of the Company Letter, neither the Company nor any of its Subsidiaries or ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

  (c)
  Severance and Employment Agreements.    Section 3.11(a) and Section 3.11(b) of the Company Letter collectively contain a list of all (i) severance and employment agreements with employees of the Company and each Subsidiary and ERISA Affiliate, (ii) severance programs and policies of the Company and each Subsidiary and ERISA Affiliate with or relating to its employees and (iii) plans, programs, agreements and other arrangements of the Company and each Subsidiary and ERISA Affiliate with or relating to its employees containing change of control or similar provisions.

        Section 3.12    Labor Matters.    Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to its respective employees, and, to the Knowledge of the Company, there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by any person pursuant to the National Labor Relations Act or any comparable state agency or foreign law pending or threatened in writing. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries.

        Section 3.13    Intellectual Property.    The Company and its Subsidiaries own, or possess adequate licenses or other valid rights to use (including the right to sublicense to customers, suppliers or others as needed), all of the material Intellectual Property that is necessary for the conduct or contemplated conduct of the Company's or Subsidiaries' businesses. Section 3.13 of the Company Letter lists each material license or other agreement pursuant to which the Company or any Subsidiary has the right to use Intellectual Property utilized in connection with any product of, or service provided by, the Company and its Subsidiaries (the "Company Licenses"). There are no pending or to the Knowledge of the Company, threatened interferences, re-examinations, oppositions or cancellation proceedings involving any patents or patent rights, trademarks or trademark rights, or applications therefor, of the Company or any Subsidiary. There is no breach or violation by the Company or by any Subsidiary under, and, to the Knowledge of the Company, there is no breach or violation by any other party to, any Company License that is reasonably likely to give rise to any termination or any loss of rights thereunder. To the Knowledge of the Company, there has been no unauthorized disclosure or use of confidential information, trade secret rights, processes and formulas, research and development results and other know-how of the Company or any Subsidiary, the value of which to the Company and its Subsidiaries is dependent upon the maintenance of the confidentiality thereof.

        Section 3.14    Required Vote of Company Stockholders.    The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to adopt this Agreement. No other vote of the security holders of the Company is required by law, the certificate of incorporation or bylaws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

        Section 3.15    Reorganization.    To the Knowledge of the Company, (i) neither it nor any of its Subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code, and (ii) there are no facts that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        Section 3.16    Environmental Matters.

  (a)
  In Compliance.    To the Knowledge of the Company, the Company and its Subsidiaries are and have been in compliance with all applicable Environmental Laws, have obtained all Environmental Permits and are in compliance with their requirements, and have resolved all past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability, except in each case for the notices set forth in Section 3.16 of the Company Letter.

  (b)
  No Release.    To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has (i) placed, held, located, released, transported or disposed of any Hazardous Substances on, under, from or at any of the Company's or any of its Subsidiaries' properties or any other properties, (ii) any Knowledge or reason to know of the presence of any Hazardous Substances on, under, emanating from, or at any of the Company's or any of its Subsidiaries' properties or any other property but arising from the Company's or any of its Subsidiaries' current or former properties or operations, or (iii) any Knowledge or reason to know, nor has it received any written notice (A) of any violation of or liability under any Environmental Laws, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation or liability, (C) requiring the investigation of, response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' current or former properties or operations or any other properties, (D) alleging noncompliance by the Company or any of its Subsidiaries with the terms of any Environmental Permit in any manner reasonably likely to require material expenditures or to result in material liability or (E) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' current or former properties or operations or any other properties, except in each case for the notices set forth in Section 3.16 of the Company Letter.

  (c)
  No Obligation.    To the Knowledge of the Company, no Environmental Law imposes any obligation upon the Company or any of its Subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

  (d)
  No Assessments.    There are no environmental assessments or audit reports or other similar studies or analyses in the possession or control of the Company or any of its Subsidiaries relating to any real property currently or formerly owned, leased or occupied by the Company or any of its Subsidiaries.

        Section 3.17    Insurance.    The Company maintains fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies, all of which policies are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount similar to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards. All such policies are listed in Section 3.17 of the Company Letter. The Company and any of its Subsidiaries have made any and all payments required to maintain such policies in full force and effect. Neither the Company nor any of its Subsidiaries has received notice of default under any such policy, and has not received written notice or, to the Knowledge of the Company, oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or material premium increase with respect to such policy.

        Section 3.18    Transactions with Affiliates.    Except as set forth in Section 3.18 of the Company Letter or as otherwise contemplated by this Agreement, (a) no beneficial owner of 5% or more of the Company's outstanding capital stock, or (b) officer or director of the Company or (c) any Person (other than the Company) in which any such beneficial owner, officer or director owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such Persons) has any interest in: (i) any contract, arrangement or understanding with, or relating to, the business or operations of, the Company or any of its Subsidiaries; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any of its Subsidiaries; or (iii) any property (real, personal or mixed), tangible or intangible, used in the business or operations of the Company or any of its Subsidiaries, excluding any such contract, arrangement, understanding or agreement constituting a Company Plan or relating to terms of employment.

        Section 3.19    Title to and Sufficiency of Assets.

  (a)
  Good and Marketable Title.    As of the date hereof, the Company and its Subsidiaries own, and as of the Effective Time the Company and its Subsidiaries will own, good and marketable title to all of their assets constituting personal property which is material to their business (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all Liens, except as set forth in Section 3.19 of the Company Letter. Such assets, together with all assets held by the Company and its Subsidiaries under leases, include all tangible and intangible personal property, contracts and rights necessary or required for the operation of the businesses of the Company and its Subsidiaries as presently conducted.

  (b)
  No Real Estate.    As of the date hereof, the Company and its Subsidiaries do not own, and as of the Effective Time the Company and its Subsidiaries will not own any real estate (excluding, for purposes of this sentence, real estate leases). All real estate leases held by the Company and its Subsidiaries, are adequate for the operation of the businesses of the Company and its Subsidiaries as presently conducted.

        Section 3.20    Brokers.    No broker, investment banker or other person (other than Bentley Securities Corporation, whose fees will be paid by the Company) is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

        Section 3.21    Litigation.    Except as set forth in Section 3.21 of the Company Letter, there are no actions, suits, investigations or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary before any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality, and neither the Company nor any Subsidiary has received any written notice of, or any written threats concerning the possible commencement of, any such actions, suits or proceedings with respect to the business of the Company or any Subsidiary, as the case may be, any of which actions, suits, investigations or proceedings, if decided adversely to the Company, would be reasonably likely to have a Material Adverse Effect on the Company or any of its Subsidiaries.

        Section 3.22    Suppliers and Distributors.

  (a)
  No Notice—Suppliers.    Neither the Company nor any of its Subsidiaries has received any notice, oral or written, or has any reason to believe that any significant supplier (including suppliers of data or information, which may include customers), including without limitation any sole source supplier, will not supply to the Company or any Subsidiary at any time after the Effective Time on terms and conditions substantially similar to those currently in place, subject only to general and customary price increases, unless comparable supplies, data, information or other items are readily available from other sources on comparable terms and conditions.

  (b)
  No Notice—Distributors.    Neither the Company nor any of its Subsidiaries has received, since January 1, 2001, any notice, oral or written, or has any reason to believe that any distributors, sales representatives, sales agents, or other third party sellers, will not sell or market the products or services of the Company or any of its Subsidiaries at any time after the Effective Time on terms and conditions substantially similar to those used in the current sales and distribution contracts of the Company and its Subsidiaries.

ARTICLE 4

COVENANTS RELATING TO CONDUCT OF BUSINESS

        Section 4.1    Conduct of Business Pending the Merger.    Except as expressly contemplated by this Agreement, and subject to the fiduciary obligations of its directors and officers, during the period from the date of this Agreement through the Effective Time, each of Parent and the Company shall, and shall cause each of its Subsidiaries to, in all material respects, carry on its business in the ordinary course as currently conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and key employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, each of Parent and the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the other party:

  (a)
  (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, (ii) other than in the case of a reverse split of the Parent Common Stock, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of its capital stock any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

  (b)
  authorize for issuance, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of capital stock upon the exercise of stock options outstanding on the date of this Agreement;

  (c)
  acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets for an amount exceeding $50,000 in the aggregate, in the case the Company, or $25,000 in the aggregate, in the case of Parent;

  (d)
  except, in the case of the Company, for any advances under its secured line of credit, incur any indebtedness for borrowed money, guarantee any such indebtedness, incur, assume, guarantee, endorse, or prepay any material indebtedness (whether directly, indirectly, contingently or otherwise), or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) in amounts not to exceed $50,000 in the aggregate, in the case of the Company, or $25,000 in the aggregate, in the case of Parent; and (B) indebtedness, loans, advances, capital contributions and investments between it and any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries, in each case in the ordinary course of business consistent with past practices and not in any event to exceed $50,000 in the aggregate, in the case of the Company, or $25,000 in the aggregate, in the case of Parent; or

  (e)
  authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

        Section 4.2    Cooperation.    Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and the Company shall confer on a regular and frequent basis with one or more representatives of the other party to report on the status of ongoing operations and discuss preparations for the operation of Parent following the Merger.

        Section 4.3    No Solicitation.

  (a)
  Takeover Proposal.    Except as otherwise provided in this Section 4.3, each of Parent and the Company agrees that neither it nor any of its Subsidiaries nor any of the officers or directors of it or its Subsidiaries shall, and that it shall use all reasonable efforts to cause its and its Subsidiaries employees, agents and representatives not to, directly or indirectly: (i) solicit or initiate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving it, or the acquisition of its outstanding capital stock (other than upon exercise of options or warrants which are outstanding as of the date hereof) or any of its Subsidiaries or the acquisition of any substantial portion of the assets of it and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing (a "Takeover Proposal"); (ii) negotiate or otherwise engage in discussions with any person with respect to any Takeover Proposal; or (iii) enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement.

  (b)
  Permitted Solicitation Period.    During the period commencing on the date hereof and ending on May 15, 2002, each of Parent and the Company may solicit Takeover Proposals and may accept any such Takeover Proposal that its Board of Directors reasonably determines, in the exercise of its fiduciary duty, is more favorable to it and its stockholders than the Merger (a "Superior Transaction").

  (c)
  Unsolicited Proposals.    To the extent required by the fiduciary duties of its directors under applicable law, each of Parent and the Company may furnish information to, and negotiate or otherwise engage in discussions with, any party (a "Third Party") who (i) delivers a bona fide written Takeover Proposal which was not solicited or initiated by it, directly or indirectly, after the date of this Agreement and (ii) enters into an appropriate confidentiality agreement with it, if, but only if, its Board of Directors determines in good faith by a majority vote that such proposal could reasonably be expected to lead to a Superior Transaction; provided further, that nothing in this Agreement shall prevent Parent from complying with the provisions of Rule 14e-2 under the Exchange Act with respect to a Takeover Proposal.

  (d)
  Notice and Termination.    If the Board of Directors of Parent or the Company determines in good faith by a majority vote, with respect to any Takeover Proposal under Section 4.3(b) or 4.3(c), that such Takeover Proposal is a Superior Transaction and is in the best interests of it and its stockholders, then it may terminate this Agreement pursuant to Section 7.1(b)(iv) or 7.1(c)(iv), as the case may be, and enter into an acquisition agreement for the Superior Transaction; provided that, prior to any such termination, and in order for such termination to be effective, (i) it shall provide the other party two (2) business days' written notice that it intends to terminate this Agreement, identifying the Superior Transaction and delivering an accurate description of all material terms of the Superior Transaction to be entered into and (ii) on the date of termination, it shall deliver to the other party a written notice of termination of this Agreement.

        Section 4.4    Reorganization.    During the period from the date of this Agreement through the Effective Time, unless the other party shall otherwise agree in writing, none of Parent, the Company or any of their respective Subsidiaries shall take or fail to take any action with the actual knowledge of those taking or failing to take such action (or those directing such action or failure to take action) that such action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

ARTICLE 5

ADDITIONAL AGREEMENTS

        Section 5.1    Stockholder Meetings.

  (a)
  The Company.    The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholder Meeting") for the purpose of considering the approval and adoption of this Agreement and at such meeting call for a vote and cause proxies to be voted in respect of the approval and adoption of this Agreement. The Company will, through its Board of Directors, recommend to its stockholders the adoption and approval of this Agreement and subject to the fiduciary obligations of the Company's officers and directors, shall not withdraw, modify or change such recommendation.

  (b)
  Parent.    Parent will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Parent Stockholder Meeting") for the purpose of considering: (i) the approval and adoption of this Agreement; (ii) the approval and adoption of a new stock option plan; and (ii) the approval and adoption of the amendment of Parent's certificate of incorporation to (A) change Parent's name to "Avatech Solutions, Inc.," (B) increase the authorized Parent Common Stock, and (c) if appropriate, effectuate a reverse split of Parent Common Stock. At such meeting Parent shall call for a vote and cause proxies to be voted in respect of the approval and adoption of this Agreement, such plan and such amendment. Parent will, through its Board of Directors, recommend to its stockholders the adoption and approval of this Agreement, such plan and such amendment, and, subject to the fiduciary obligations of Parent's officers and directors, shall not withdraw, modify or change such recommendation.

        Section 5.2    Preparation of the Registration Statement and the Proxy Statement.

  (a)
  Preparation and Filing.    The Company and Parent shall promptly prepare a Proxy Statement and Parent shall prepare and file with the SEC a Registration Statement, in which the Proxy Statement will be included as a prospectus, covering the issuance and sale of the Parent Common Stock in the Merger. Each of Parent and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders and Parent shall mail the Proxy Statement to its stockholders. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

  (b)
  Comments.    Parent will promptly notify the Company of the receipt of comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information, and promptly will supply the Company with copies of all correspondence between Parent and the SEC with respect thereto. If, at any time prior to the Company Stockholder Meeting or Parent Stockholder Meeting, any event should occur relating to or affecting the Company, Parent or Sub, or to their respective Subsidiaries, officers or directors, which event should be described in an amendment or supplement to the Registration Statement or the Proxy Statement, the parties promptly will inform each other and cooperate in preparing, filing and having declared effective or clearing with the SEC and, if required by applicable state securities laws, distributing to the Company's and Parent's stockholders such amendment or supplement.

  (c)
  Information—Parent and Sub.    Parent and Sub represent and warrant that none of the information to be supplied in writing by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the joint proxy statement/prospectus included therein (together with any amendments or supplements thereto, the "Proxy Statement") relating to the Company Stockholder Meeting and Parent Stockholder Meeting will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of each of the Company Stockholder Meeting and Parent Company Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent and the Company. The Registration Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing provisions of this Section 5.2(c), no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference in the Proxy Statement or the Registration Statement based on information supplied in writing by the Company for inclusion or incorporation by reference therein.

  (d)
  Information—Company.    The Company represents and warrants that none of the information to be supplied in writing by the Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of each of the Company Stockholder Meeting and Parent Company Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company and Parent. The Registration Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing provisions of this Section 5.2(d), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement or the Registration Statement based on information supplied in writing by Parent or Sub for inclusion or incorporation by reference therein.

        Section 5.3    Access to Information; Due Diligence.    Subject to any currently existing contractual and legal restrictions, during the period from the date of this Agreement through the Effective Time each of Parent and the Company shall, and shall cause each of its Subsidiaries to:

  (a)
  afford to the other party and the other party's accountants, counsel, financial advisors and other representatives reasonable access during normal business hours to, and permit them to make such inspections as they may reasonably require of, all of their respective properties, books, contracts, commitments and records (including engineering records and Tax Returns and the work papers of independent accountants, if available and subject to the consent of such independent accountants); and

  (b)
  (i) furnish promptly to the other party (A) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, and (B) all other information concerning its business, properties and personnel as the other party may reasonably request, (ii) promptly make available to the other party all personnel of it and its Subsidiaries knowledgeable about matters relevant to such inspections as reasonably requested by the other party, and (iii) provide reasonable access to its facilities and operations to enable the other party to conduct a review of the business.

        No investigation pursuant to this Section 5.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by either party pursuant to this Section 5.3 shall be kept confidential in accordance with the Mutual Non-Disclosure Agreement currently existing and in effect between Parent and the Company (the "Confidentiality Agreement").

        Section 5.4    Rule 145 Letters.    The Company will use all reasonable efforts to deliver or cause to be delivered to Parent, as promptly as practicable following the date hereof, from each person who may reasonably be deemed to be an affiliate of the Company for purposes of Rule 145 under the Securities Act (the "Rule 145 Affiliates") an executed affiliate agreement pursuant to which such affiliate shall agree to be bound by the provisions of Rule 145 in a form provided by Parent and reasonably acceptable to the Company. Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received pursuant to the Merger by any Rule 145 Affiliate and there will be placed on the certificates representing such Parent Common Stock, or any substitutions therefor, a legend stating in substance that the shares were issued in a transaction to which Rule 145 applies and may only be transferred (i) in conformity with Rule 145 or (ii) in accordance with a written opinion of counsel, reasonably acceptable to Parent, in form and substance that such transfer is exempt from registration under the Securities Act.

        Section 5.5    Stock Exchange Listing.    Parent shall use its commercially reasonable efforts to list on AMEX, upon official notice of issuance, any and all shares of Parent Common Stock to be issued in connection with the Merger.

        Section 5.6    Fees and Expenses.    Subject to the provisions of Section 7.2: (a) all printing expenses, all expenses associated with obtaining stockholder approval, and all filing fees (including filing fees under the Securities Act, the Exchange Act, as well as applicable AMEX fees) shall be divided and borne equally between Parent and the Company; and (b) all other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses (the costs and expenses in clauses (a) and (b), to the extent they represent out-of-pocket cash expenses payable to unaffiliated third parties, shall be referred to collectively as the "Transaction Expenses").

        Section 5.7    Company Stock Options.

  (a)
  Termination.    The Company shall take appropriate actions, in accordance with the terms of the Company Stock Option Plans, to cause all unexercised Company Stock Options to terminate immediately prior to the Effective Time.

  (b)
  Option Pool.    It is the intention of the parties that, following the Merger, the number of shares of Parent Common Stock reserved for issuance upon the exercise of stock options be equal to the sum of (i) the number of shares of Parent Common Stock underlying any Parent Stock Options that remain outstanding following the Merger; and (ii) 5,800,000 shares of Parent Common Stock reserved for issuance pursuant to a new option plan to be approved at the Parent Stockholder Meeting.

        Section 5.8    Reverse Stock Split.    Between the date hereof and the date of mailing the Proxy Statement, Parent and the Company shall determine whether it is appropriate to implement a reverse split of Parent Common Stock, and, if they so determine, shall agree upon a reverse split to be presented for approval at the Parent Stockholder Meeting.

        Section 5.9    Efforts Required.    Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid or vigorously defend an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) enlisting the cooperation of Parent's largest stockholder, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld, conditioned or delayed.

        Section 5.10    Public Announcements.    Parent, Sub and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party. If such a press release or written public statement is required by applicable law or by AMEX rules, each party agrees to consult with the other party regarding the form and content of such release or statement prior to issuance thereof.

        Section 5.11    Indemnification; Directors and Officers Insurance.

  (a)
  Officers and Directors.    From and after the Effective Time, Parent shall indemnify and hold harmless all past and present officers and directors of Parent and each of its Subsidiaries (the "Indemnified Parties") to the same extent and in the same manner such persons are indemnified as of the date of this Agreement for acts or omissions occurring at or prior to the Effective Time (including indemnifying and holding harmless such persons for acts or omissions occurring at or prior to the Effective Time in respect of the Merger and the transactions contemplated thereby).

  (b)
  D&O Insurance.    Parent shall provide, for an aggregate period of not less than six (6) years from the Effective Time, Parent's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is substantially similar to Parent's existing policy at the Effective Time or, if substantially equivalent insurance coverage is unavailable, the best available coverage.

  (c)
  Third-Party Beneficiaries.    This Section 5.11 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their heirs and personal representatives and shall be binding on Parent and the Surviving Corporation and their successors and assigns.

        Section 5.12    Board of Directors, Officers and Employees of Parent.

  (a)
  Company Designated Directors.    The Board of Directors of Parent will take all actions necessary such that, immediately following the Effective Time, Parent's Board of Directors shall consist of seven (7) persons, not less than two (2) of whom shall be current members of Parent's Board of Directors, and two (2) of whom (including Henry D. Felton) shall be designated by the Company.

  (b)
  Officers and Employees.    The Board of Directors of Parent will take all actions necessary such that, immediately following the Effective Time, Henry D. Felton shall become the Chief Executive Officer of Parent. Parent and the Company will negotiate in good faith with certain of their other officers, employees and consultants who are expected to become (or continue to be) officers, employees or consultants of Parent following the Merger for such persons to accept the positions and the terms of employment as Parent and the Company shall agree upon.

  (c)
  Severance Agreements.    Parent shall honor its existing change of control severance agreements.

        Section 5.13    Notification of Certain Matters.    Parent shall use its commercially reasonable efforts to give prompt notice to the Company, and the Company shall use its commercially reasonable efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any condition or event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely (x) to cause any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect, (y) any covenant, condition or agreement contained in this Agreement and made by it not to be complied with or satisfied in all material respects, (ii) to cause any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, or (z) to prevent the consummation of the Merger and other transactions contemplated hereby; (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on Parent or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.13 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice

        Section 5.14    Lock-Up Agreements.    Each of Parent and the Company will use all commercially reasonable efforts to obtain, as promptly as practicable following the date hereof, from each of its Significant Stockholders an executed lock-up agreement in a form provided by Parent and reasonably acceptable to the Company (a "Lock-Up Agreement"), providing that seventy-five percent (75%) of the shares of Parent Common Stock held by such stockholder immediately following the Merger may not be sold for a period of 180 days following the Effective Time. Parent will give stop transfer instructions to its transfer agent with respect to all such shares and will place an appropriate restrictive legend on the certificates representing any Parent Common Stock received pursuant to the Merger, or in substitution therefore, by any such stockholder. For purposes of this Agreement, "Significant Stockholder" shall mean (i) each stockholder of Parent or the Company who, immediately following the

Merger, will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than two percent (2.0%) of the then outstanding Parent Common Stock, and (ii) each stockholder of Parent described in Section 6.1(d).

        Section 5.15    Standstill Agreement.    The Company acknowledges that its directors, executive officers and significant stockholders shall be deemed to be in possession of material, non-public information regarding Parent as a result of the negotiation of this Agreement. Accordingly, the Company shall not, and shall use its commercially reasonable efforts to ensure that its directors, executive officers or significant stockholders shall not, directly or indirectly, purchase or otherwise acquire any ownership or other interest in Parent Common Stock until the earlier to occur of (i) the date that is ninety (90) days after the termination of this Agreement, and (ii) the Effective Time.

ARTICLE 6

CONDITIONS PRECEDENT TO THE MERGER

        Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions:

  (a)
  Stockholder Approval.    This Agreement shall have been duly approved by the requisite vote of (i) the stockholders of the Company in accordance with applicable law, the certificate of incorporation and bylaws of the Company and (ii) the stockholders of Parent in accordance with applicable law, the certificate of incorporation and bylaws of Parent. The stockholders of Parent shall also have duly approved the other matters described in Section 5.1(b).

  (b)
  Stock Listing.    The Parent Common Stock shall continue to be listed on AMEX, and the Parent Common Stock issuable in the Merger shall have been authorized for listing on AMEX, subject to official notice of issuance.

  (c)
  Debt Reduction.    The Company shall have made appropriate arrangements to obtain debt reduction of approximately $2,000,000.

  (d)
  PIPE Holders.    The investors in the private placement of Parent Common Stock completed on February 20, 2000, shall have agreed to accept Parent Common Stock or convertible Parent Preferred Stock in exchange for their outstanding claims relating to the registration of the Parent Common Stock they acquired in such placement, on terms and conditions reasonably satisfactory to both Parent and the Company.

  (e)
  Consents, Etc.    All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by any Governmental Entity or any other third party, shall have been obtained, shall have been made or shall have occurred, and no rights to acquire Avatech Common Stock shall remain outstanding following the Effective Time.

  (f)
  Registration Statement.    The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC. All necessary state securities or blue sky authorizations shall have been received.

  (g)
  No Order.    No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of, directly or indirectly, restraining, prohibiting or restricting the Merger or any of the transactions contemplated hereby; provided, however, that the provisions of this Section 6.1(g) shall not be available to any party whose failure to fulfill its obligations shall have been the cause of, or shall have resulted in, the enforcement or entering into of any such law, rule, regulation, executive order, decree, injunction or other order.

  (h)
  Rights Agreement.    Parent shall have: (A) taken appropriate actions to ensure that the Merger will not enable or require the Rights to be exercised, distributed or triggered; or (B) redeemed all outstanding Rights and terminated the Rights Agreement.

  (i)
  Affiliate Agreements.    Parent shall have received the written agreements from the Rule 145 Affiliates.

  (j)
  Lock-Up Agreements.    Parent shall have received the Lock-Up Agreements.

  (k)
  Limit on Dissenters.    The holders of shares representing no more than 50,000 shares of outstanding Company Common Stock shall have provided notice prior to the Effective Time of their intent to exercise dissenter's rights under the DGCL.

        Section 6.2    Conditions to Obligation of the Company to Effect the Merger.    The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions:

  (a)
  Performance of Obligations; Representations and Warranties.    (i) Each of Parent and Sub shall have performed in all material respects each of its agreements and covenants contained in this Agreement required to be performed on or prior to the Effective Time, (ii) each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall have been true and correct when made, and shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and (iii) each of the representations and warranties that is not so qualified shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received certificates signed on behalf of each of Parent and Sub by one of its officers to such effect.

  (b)
  Material Adverse Change.    Since the date of this Agreement, there shall have been no Material Adverse Change with respect to Parent. The Company shall have received a certificate signed on behalf of Parent by an officer of Parent to such effect.

  (c)
  PQA Product.    Parent shall have developed a prototype PQA product for the Autodesk Inventor or the AutoCad platform that is reasonably acceptable to the Company.

  (d)
  Tax Opinion.    The Company shall have received the written opinion from its counsel, in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn.

  (e)
  Available Cash.    Parent shall have delivered to the Company a certificate of an officer of Parent certifying that, as of the close of business on a date no earlier than two business days prior to the Closing Date, the Available Cash is not less than $2,000,000. For purposes of this Agreement, "Available Cash" means (i) sum of Parent's cash, cash equivalents and accounts receivable, minus its accounts payable (as each is determined in accordance with GAAP applied on a consistent basis), minus (ii) Parent's good faith estimate of any Transaction Expenses of Parent not reflected in such amount, minus (iii) the Company's good faith estimate, as provided to Parent on or before such date, of the total Transaction Expenses of the Company.

        Section 6.3    Conditions to Obligations of Parent and Sub to Effect the Merger.    The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions:

  (a)
  Performance of Obligations; Representations and Warranties.    The Company shall have performed in all material respects each of its covenants and agreements contained in this Agreement required to be performed on or prior to the Effective Time. Each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall have been true and correct when made, and shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties that is not so qualified shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement. Parent shall have received a certificate signed on behalf of the Company by one of its officers to such effect.

  (b)
  Material Adverse Change.    Since the date of this Agreement, there shall have been no Material Adverse Change with respect to the Company. Parent shall have received a certificate signed on behalf of the Company by one of its officers to such effect.

  (c)
  Fairness Opinion.    Parent shall have received the written opinion from its financial advisor dated as of dated as of a date no later than the date that the definitive Proxy Statement is first mailed or sent to the stockholders of Parent to the effect that the Merger Consideration is fair to Parent's stockholders from a financial point of view.

  (d)
  Tax Opinion.    Parent shall have received the written opinion from its counsel, in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn.

ARTICLE 7

TERMINATION, AMENDMENT AND WAIVER

        Section 7.1    Termination.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of Parent and the Company, only in the following manner and upon the following events:

  (a)
  by either Parent or the Company:

  (i)
  if both of Parent and the Company mutually consent in writing to such termination; or

  (ii)
  if: (A) the Merger has not been effected on or prior to the close of business on September 30, 2002, or such later date as shall be mutually agreed upon between Parent and the Company; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(a)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or (B) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties shall have used their commercially reasonable efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 5.9) permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; and

  (b)
  by Parent:

  (i)
  on or before May 15, 2002, if Parent, in its sole discretion, is not satisfied with the results of its due diligence review of the Company, including but not limited to the information disclosed in the Company Letter;

  (ii)
  if the Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within ten (10) business days following receipt by the Company of written notice of such failure to comply, or such shorter period as may otherwise be specified herein;

  (iii)
  if there has been a breach of a representation, warranty, covenant or obligation of the Company that gives rise to a failure of the fulfillment of a condition of Parent's and Sub's obligations to effect the Merger pursuant to Section 6.3(a), which breach has not been cured within ten (10) business days following receipt by the Company of written notice of the breach; or

  (iv)
  if (A) the Board of Directors of Parent has made a determination to terminate this Agreement under the circumstances described in Section 4.3(d), or (B) a tender offer or exchange offer for 20% or more of the outstanding Parent Common Stock is commenced by a third party that is not an Affiliate of Parent, and the Board of Directors of Parent fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders); and

  (c)
  by the Company:

  (i)
  on or before May 15, 2002, if the Company, in its sole discretion, is not satisfied with the results of its due diligence review of Parent, including but not limited to the information disclosed in the Parent Letter;

  (ii)
  if either Parent or Sub shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within ten (10) business days following receipt by such other party of written notice of such failure to comply;

  (iii)
  if there has been a breach of a representation, warranty, covenant or obligation of either Parent or Sub that gives rise to a failure of the fulfillment of a condition of the Company's obligations to effect the Merger pursuant to Section 6.2(a), which breach has not been cured within ten business days following receipt by Parent of written notice of the breach; or

  (iv)
  if the Board of Directors of the Company has made a determination to terminate this Agreement under the circumstances described in Section 4.3(d).

        The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

        Section 7.2    Effect of Termination.    In the event of termination of this Agreement by either Parent or the Company as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.3, the entirety of Section 5.6 and the entirety of Section 5.15, each of which shall survive the termination); provided, however: (i) in the event of a termination by Parent under circumstances where the Company continues to be willing and able to proceed with the Merger, then Parent shall immediately reimburse the Company for (A) all of the Company's Transaction Expenses; and (B) up to $50,000 of the Company's actual expenses relating to its development of a marketing plan for Parent's products; (ii) in the event of a termination by the Company under circumstances where Parent continues to be willing and able to proceed with the Merger, then the Company shall immediately reimburse Parent for all of Parent's Transaction Expenses; and (iii) nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the willful breach of any covenant contained in this Agreement.

        Section 7.3    Amendment.    This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Parent, but, after any such approval, no amendment shall be made which by law or the rules of AMEX, requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 7.4    Waiver.    At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that the parties hereto may otherwise have at law or in equity. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE 8

GENERAL PROVISIONS

        Section 8.1    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or one day after being delivered to an overnight courier for delivery to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a)
  Parent or Sub.    If to Parent or Sub, to:

    PlanetCAD Inc.
    2520 55th Street, Suite 200
    Boulder, Colorado 80301
    Attention: Joy Godesiabois

    with a copy to:
    Hogan & Hartson L.L.P.
    One Tabor Center
    1200 Seventeenth Street, Suite 1500
    Denver, Colorado 80202
    Attention: Whitney Holmes, Esq.

  (b)
  Company.    If to the Company, to:

    Avatech Solutions, Inc.
    11403 Cronhill Drive, Suite A
    Owings Mills, Maryland 21117
    Attention: Scott Fischer

    with a copy to:
    Shapiro Sher & Guinot
    36 South Charles Street
    Suite 2000
    Baltimore, Maryland 21201
    Attention: Sheryl N. Stephenson

        Section 8.2    Interpretation.

  (a)
  References and Headings.    When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

  (b)
  "Subsidiary(ies)" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent or Company, as the case may be (either alone or through or together with any other Subsidiary), owns or controls, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

        Section 8.3    Counterparts.    This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        Section 8.4    Entire Agreement; No Third-Party Beneficiaries.    This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as specifically provided, following the Effective Time, in Section 5.11.

        Section 8.5    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        Section 8.6    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors or assigns.

        Section 8.7    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

        Section 8.8    Enforcement of this Agreement.    The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof such remedy being in addition to any other remedy to which any party is entitled at law or in equity. Each party hereto irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware. Each party hereto waives any objection based on forum non conveniens or any other objection to venue thereof.

        Section 8.9    Defined Terms.    Each of the following terms is defined in the Section identified below:

Agreement	Preamble
AMEX	Section 1.8
Available Cash	Section 6.2(e	)
Blue Sky Laws	Section 2.4
Certificate of Merger	Section 1.2
Certificates	Section 1.6(b	)
Closing	Section 1.15
Closing Date	Section 1.15
Code	Recitals
Company	Preamble
Company Balance Sheet	Section 3.5(a	)
Company Common Stock	Section 1.5(d	)
Company Dissenting Shares	Section 1.13(a	)
Company Financial Statements	Section 3.5(a	)
Company Letter	Section 3.2(b	)
Company Licenses	Section 3.13
Company Permits	Section 3.7
Company Plan	Section 2.23(c	)
Company Stockholder Meeting	Section 5.1(a	)
Company Significant Contracts	Section 3.10(b	)
Company Stock Option Plans	Section 3.2(a	)
Company Stock Options	Section 3.2(b	)
Compensation Agreements	Section 2.22(a	)
Confidentiality Agreement	Section 5.3
Constituent Corporations	Preamble
DGCL	Section 1.1
D&O Insurance	Section 5.11(b	)
Effective Time	Section 1.2
Environmental Law	Section 2.13(a	)
Environmental Permit	Section 2.13(a	)
ERISA	Section 2.22(a	)
Exchange Act	Section 2.4
Exchange Agent	Section 1.6(a	)
Exchange Fund	Section 1.6(a	)
Exchange Ratio	Section 1.5(c	)

GAAP	Section 2.6(b	)
Governmental Entity	Section 2.4
Hazardous Substances	Section 2.13(a	)
Intellectual Property	Section 2.12
IRS	Section 2.10
Indemnified Parties	Section 5.11(a	)
Knowledge	Section 2.9
Lock-Up Agreement	Section 5.14
Material Adverse Change	Section 2.1
Material Adverse Effect	Section 2.1
Merger	Recitals
Merger Consideration	Section 1.5(d	)
Merger Shares	Section 1.5(d	)
Parent	Preamble
Parent Balance Sheet	Section 2.6(c	)
Parent Common Stock	Section 1.5(d	)
Parent Letter	Section 2.2(b	)
Parent Licenses	Section 2.12
Parent Permits	Section 2.9
Parent Plan	Section 2.23(c	)
Parent Preferred Stock	Section 2.2(a	)
Parent SEC Documents	Section 2.6(a	)
Parent Significant Contracts	Section 2.22(b	)
Parent Stockholder Meeting	Section 5.1(b	)
Parent Stock Option Plans	Section 2.2(a	)
Parent Stock Options	Section 2.2(b	)
Proxy Statement	Section 5.2(c	)
Registration Statement	Section 2.3
Rule 145 Affiliates	Section 5.4
SEC	Section 2.3
Securities Act	Section 2.3
Significant Stockholder	Section 5.14
Sub	Preamble
Subsidiary(ies)	Section 8.2(b	)
Superior Transaction	Section 4.3(b	)
Surviving Corporation	Section 1.1
Takeover Proposal	Section 4.3(a	)
Tax Return	Section 2.10
Taxes	Section 2.10
Third Party	Section 4.3(c	)
Transaction Expenses	Section 5.6

IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first above written.

PLANETCA INC., a Delaware Corporation
By:	/s/ DAVID HUSHBECK David Hushbeck President
RAVEN ACQUISITION CORPORATION a Delaware Corporation
By:	/s/ DAVID HUSHBECK David Hushbeck President
AVATECH SOLUTIONS INC., a Delaware Corporation
By:	/s/ HENRY D. FELTON Henry D. Felton Chairman and Chief Executive Officer

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TABLE OF CONTENTS
AGREEMENT AND PLAN OF MERGER
RECITALS
AGREEMENT
ARTICLE 1 THE MERGER
ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE 4 COVENANTS RELATING TO CONDUCT OF BUSINESS
ARTICLE 5 ADDITIONAL AGREEMENTS
ARTICLE 6 CONDITIONS PRECEDENT TO THE MERGER
ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER
ARTICLE 8 GENERAL PROVISIONS